EXHIBIT 99.1

The Chemours Company Announces Private Offering of $600,000,000 of Senior Notes Due 2033

Wilmington, Del., November 13, 2024 – The Chemours Company (Chemours) (NYSE: CC) today announced that it intends to offer $600,000,000 aggregate principal amount of new senior notes due 2033 (the “Notes”), subject to market and other conditions. The Notes will be senior unsecured obligations of Chemours and will be guaranteed by certain of its subsidiaries. Chemours intends to use the net proceeds from the offering to redeem all of its outstanding euro-denominated 4.000% senior notes due 2026 and the remainder of the net proceeds for general corporate purposes.

The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes and related guarantees. Any offers of the Notes and related guarantees are being made only by means of a private offering memorandum.

The Notes and related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in providing industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and advanced electronics, general industrial, and oil and gas. Through our three businesses – Thermal & Specialized Solutions, Titanium Technologies, and Advanced Performance Materials – we deliver application expertise and chemistry-based innovations that solve customers’ biggest challenges. Our flagship products are sold under prominent brands such as Opteon™, Freon™, Ti-Pure™, Nafion™, Teflon™, Viton™, and Krytox™. Headquartered in Wilmington, Delaware and listed on the NYSE under the symbol CC, Chemours has approximately 6,100 employees and 28 manufacturing sites and serves approximately 2,700 customers in approximately 110 countries.

For more information, we invite you to visit chemours.com or follow us on X (formerly Twitter) @Chemours or LinkedIn.

EXHIBIT 99.1

Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words “believe,” “expect,” “will,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date such statements were made. These forward-looking statements address, among other things, the offering of Notes and Chemours’ intended use of the net proceeds therefrom, which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the ability of Chemours to complete the offering on favorable terms, if at all, and general market conditions which might affect the offering. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Chemours’ control. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include whether the offering of Notes is completed and other risks, uncertainties and other factors discussed in Chemours’ filings with the U.S. Securities and Exchange Commission, including in Chemours’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and in Chemours’ Annual Report on Form 10-K for the year ended December 31, 2023. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACTS:

INVESTORS
Brandon Ontjes

Vice President, Investor Relations

+1.302.773.3300
investor@chemours.com

Kurt Bonner
Manager, Investor Relations
+1.302.773.0026
investor@chemours.com

NEWS MEDIA
Cassie Olszewski

Media Relations & Reputation Leader

+1.302.219.7140
media@chemours.com